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                                                                     EXHIBIT 3.2

                              CERTIFICATE OF MERGER
                                       OF
                              DYNAX SOLUTIONS, INC.
                          WITH AND INTO ENHERENT CORP.

      Pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware, the undersigned hereby certify that:

      FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows:

            Name                               State of Incorporation

            enherent Corp.                     a Delaware corporation

            Dynax Solutions, Inc.              a Delaware corporation

      SECOND: An Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Subsection (c) of Section 251 of the General Corporation Law of Delaware.

      THIRD: The name of the surviving corporation of the merger is enherent Corp., a Delaware corporation.

      FOURTH: The Certificate of Incorporation of enherent Corp., a Delaware corporation, which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation without any modification or amendment as a result of the merger.

      FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 192 Lexington Avenue, New York, New York 10016.

      SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of the constituent corporations.

      SEVENTH: This merger shall be effective upon the date this Certificate of Merger is filed with the Secretary of State of Delaware.

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                                                                     EXHIBIT 3.2

Executed as of April 1, 2005

         enherent Corp., a Delaware corporation

         By: /s/  Douglas A. Catalano
             -----------------------------------------
         Name: Douglas A. Catalano
         Its:  Chief Executive Officer

         Dynax Solutions, Inc., a Delaware corporation

         By: /s/  Pamela Fredette
             -----------------------------------------
         Name: Pamela Fredette
         Its:  Chief Executive Officer